Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Blue Earth, Inc. of our report dated April 10, 2012 relating to our audit of the consolidated financial statements of Blue Earth, Inc. and subsidiaries as of and for the year ended December 31, 2011, which appears in the Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Schaumburg, Illinois	/s/ Lake & Associates, CPA’s, LLC
March 29, 2013	Lake & Associates, CPA's, LLC